UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2008

JPMORGAN CHASE & CO.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-05805	13-2624428
(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On May 14, 2008, JPMorgan Chase & Co. (“JPMorgan Chase” or the “Company”), and JPMorgan Chase Capital XXVI, a statutory trust formed under the laws of the State of Delaware (“XXVI Trust”), closed the public offering of $1,815,000,000 aggregate liquidation amount of XXVI Trust’s Fixed-to-Floating Rate Capital Securities (the “XXVI Capital Securities”), representing preferred beneficial interests in XXVI Trust. The XXVI Capital Securities and the related guarantee have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3 (File Nos. 333-146220, and 333-146220-06).

In connection with the issuances of the XXVI Capital Securities, Simpson Thacher & Bartlett LLP rendered an opinion regarding certain tax matters. A copy of their opinion is attached as Exhibit 8.1.

Also in connection with the closing, the Company entered into a Replacement Capital Covenant (the “RCC”), whereby, pursuant to Section 3(c)(i) therein, the Company agreed to notify holders of the Company’s 5.875% Junior Subordinated Deferrable Interest Debentures, Series O, due 2035, of the rights granted to such holders under the RCC. Such notification is being made with the filing of the RCC that is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are being filed and not furnished as part of this Current Report and are incorporated by reference into the Registration Statement on Form S-3 (File Nos. 333-146220 and 333-146220-06) of the Company and the XXVI Trust.

8.1	Tax Opinion of Simpson Thacher & Bartlett LLP dated May 14, 2008 (XXVI Capital Securities)

99.1	Replacement Capital Covenant dated May 14, 2008 (XXVI Capital Securities)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
(Registrant)

By:	/s/ Anthony J. Horan
Name:	Anthony J. Horan
Title:	Corporate Secretary

Dated: May 14, 2008

EXHIBIT INDEX

Exhibit Number	Description
8.1	Tax Opinion of Simpson Thacher & Bartlett LLP dated May 14, 2008 (XXVI Capital Securities)

99.1	Replacement Capital Covenant dated May 14, 2008 (XXVI Capital Securities)

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